REYNOLDS, SMITH AND HILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, JULY 24, 2001


To the Shareholders of
Reynolds, Smith and Hills, Inc.

     The Annual Meeting of Shareholders of Reynolds, Smith and Hills, Inc. will be held at the offices of the Company at 4651 Salisbury Road, Suite 400, Jacksonville, Florida, 32256 on Tuesday, July 24, 2001 at 9:00 a.m., local time, for the following purposes:

     1. To elect seven Directors to serve until next year's Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 2002 fiscal year; and

     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on June 22, 2001 will be entitled to vote at the meeting.

By Order of the Board of Directors,




/s/David K. Robertson
---------------------
   David K. Robertson
   Secretary

Jacksonville, Florida
June 22, 2001

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the envelope provided.

                         REYNOLDS, SMITH AND HILLS, INC.
                         4651 Salisbury Road, Suite 400
                           Jacksonville, Florida 32256

                                 PROXY STATEMENT

     This proxy statement and the accompanying form of proxy are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Reynolds, Smith and Hills, Inc. (the Company) for use at its Annual Meeting of Shareholders to be held on Tuesday, July 24, 2001. This proxy statement and accompanying form of proxy will be sent to the Company's shareholders on or about June 22, 2001.

     The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to us before the meeting. Your proxy may be revoked by written request that is received by the Secretary of the Company before the Annual Meeting. If you are attending the Annual Meeting, you may revoke your proxy at the meeting by voting in person.

     The cost of soliciting proxies will be paid by the Company and is expected to be nominal. Officers and other employees of the Company may solicit proxies personally or by telephone in certain instances in an effort to have a larger representation at the meeting.

     Shareholders of record at the close of business on June 22, 2001, will be entitled to vote. On that date there were 457,080 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote. Shares of Common Stock allocated to the account of a participant in the Company's 401(k) Plan will be voted by the trustee in accordance with the participant's voting instructions. For each proposal to be considered at the Annual Meeting, the holders of a majority of the outstanding shares of stock entitled to vote on such matter at the meeting, present in person or by proxy, shall constitute a quorum.

     Proxies solicited hereby will be voted FOR each of the following proposals, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting, unless a vote against a proposal or abstention is specifically indicated.

                                   PROPOSAL I.
                              ELECTION OF DIRECTORS

     Directors are elected to serve until the Annual Meeting of Shareholders in 2002. The Board of Directors has no reason to expect that any of the following nominees will be unable to stand for election, but in the event a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

     The By-Laws of the Company provide that the Board of Directors shall be comprised of at least one and not more than fifteen persons, as determined by the Board of Directors. The Board has fixed the number of directors at seven.

     The seven nominees who receive the greatest number of votes cast for the election of directors at the meeting shall become directors at the conclusion of the tabulation of votes. Abstentions, broker non-votes and withheld votes are not counted in determining the number of votes cast for any nominee for director.

     Certain information concerning each nominee for director of the Company, including their principal occupations for the past five or more years, is set forth below:

     Leerie T. Jenkins, Jr. Principal positions are Chairman of the Board and Chief Executive Officer of the Company, which he has held since 1990. He holds a Masters and Bachelors degree in Landscape Architecture from the University of Michigan and University of Georgia, respectively. Age 52.

     David K. Robertson. Principal positions are Chief Operating Officer, which he has held since June 1999, Secretary, Treasurer, and Director of the Company, which he has held since 1990. From 1990 to 1999, Mr. Robertson also held the position of Chief Financial Officer. He graduated from Florida State University with a degree in Business. Age 49.

     J. Ronald Ratliff. Principal positions are Executive Vice President, to which he was appointed in June 1999, and Director of the Company, which he has held since June 1990. From 1990 to 1999, Mr. Ratliff served as Senior Vice President of the Company. He holds a Masters degree in Urban and Regional Planning, and Bachelors degrees in Geology and Urban and Regional Planning from the University of South Florida. Age 52.

     Darold F. Cole. Principal positions are Senior Vice President and Director of the Company, which he has held since 1990. He graduated from Kansas State University with a degree in Electrical Engineering. Age 59.

     David E. Thomas, Jr. Director of the Company since 1992. His principal occupation, to which he was appointed in May 2000, is Chairman and Chief Executive Officer of Safety-Kleen Corporation. From 1996 to May 2000, Mr. Thomas was Senior Managing Director and Head of Investment Banking of Raymond James and Associates, Inc. Mr. Thomas joined Raymond James in 1987. He graduated from Emory University with an MBA and Juris Doctorate degree. He also holds a Bachelors degree in Business Administration from the University of Richmond. Age 44.

     R. Ray Goode. Director of the Company since 1998. His principal occupation is Vice President of Public Affairs of Ryder System, Inc. which he has held since 1993. Prior to joining Ryder, Mr. Goode served as president and chief executive officer of We Will Rebuild, a non-profit agency established to rebuild Greater Miami in the aftermath of Hurricane Andrew. He graduated from Pennsylvania State University with a Master of Public Administration degree. He also holds a Bachelor of Arts degree in political science and English from the University of Charleston, West Virginia. Age 64.

     James W. Apthorp. Director of the Company since 1999. His principal occupation, to which he was appointed in 2000, is Director of the Collins Center for Public Policy at Florida State University in Tallahassee, FL. From 1997 to 1999 he was Chairman Emeritus of Atlantic Gulf Communities, a real estate development firm. From 1992 to 1997 he held the position of Chairman of Atlantic Gulf Communities. In these two positions, Mr. Apthorp represented that company in public settings and consulted with senior management on all major corporate issues. He graduated from Florida State University with a Bachelor of Science in Government. Age 62.

   The Board of Directors recommends a vote FOR the nominees set forth above.


                                OTHER INFORMATION


Security Ownership of Certain Beneficial Owners

     The following table sets forth, as of June 22, 2001, certain information with respect to beneficial ownership of the Company's Common Stock by: (1) each director and nominee for director, (2) each named executive officer, (3) any person beneficially owning more than 5%, and (4) all of the directors and executive officers of the Company as a group. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of Common Stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

                                       Number of Shares       Percentage of
     Name                             Beneficially Owned     Outstanding Shares
     ----                             ------------------     ------------------

Leerie T. Jenkins, Jr.           (a)(b)(1)        78,500          17.0%
David K. Robertson               (a)(b)(1)        33,500           7.3%
Kenneth R. Jacobson              (a)   (1)         2,400            .5%
Darold F. Cole                   (a)(b)(2)        29,400           6.4%
J. Ronald Ratliff                (a)(b)(1)        40,700           8.9%
David E. Thomas, Jr.                                ---            ---
R. Ray Goode                                        ---            ---
James W. Apthorp                                    ---            ---
Joseph J. Hartnett               (3)              24,000           5.3%
Henry C. Luke, Jr.               (4)              24,700           5.4%
Directors and Executive
Officers as a Group (8 persons)                  184,500          39.2%

(a) Includes shares which may be purchased upon exercise of options which are exercisable as of June 22, 2001 or become exercisable within 60 days thereafter, for the following individuals; Mr. Jenkins - 5,300; Mr. Robertson - 2,700; Mr. Jacobson - 400; Mr. Cole - 2,200; Mr. Ratliff - 2,400; all executive officers, directors, and beneficial owners as a group - 13,000.

(b) Participants in the Company's 401(k) plan may elect to have any portion of their plan balance invested in the Company's common stock. The participant has both voting and dispositive control of such shares which are held for the benefit of such participant by INVESCO Retirement Plan Services, Inc., as trustee. The number of shares shown includes shares held in the 401(k) plan as follows: Mr. Jenkins - 17,900; Mr. Robertson - 7,500; Mr. Cole - 8,200; Mr. Ratliff - 7,900;
          all executive officers, directors, and beneficial owners as a group 41,500.

(1)       4651 Salisbury Road, Suite 400, Jacksonville, FL 32256

(2)       2235 N. Courtenay Pkwy, Suite C, Merritt Island, FL 32953

(3)       2700 S. Courtenay Pkwy, Merritt Island, FL 32952

(4)       345 Greencastle Drive, Jacksonville, FL 32225


Certain Relationships and Related Transactions

     The Company has outstanding notes receivable from ten officers, totaling $95,000. The group of officers includes the following executive officers: Leerie
T. Jenkins, Jr., David K. Robertson, Darold F. Cole, and J. Ronald Ratliff. The loans, with interest at 8.5% per year, mature in 2006. Principal and interest are paid biweekly.


Meetings of the Board of Directors and Committees

     The Board of Directors held four meetings during fiscal year 2001. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of which they were members.

     The Board of Directors has delegated certain functions to the following standing committees of the Board:

     The Compensation Committee is responsible for setting and administering executive officers' salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all senior managers of the Company. The Compensation Committee is composed of Messrs. Apthorp, Goode and Thomas and held four meetings during fiscal year 2001.

     The Audit Committee's functions are to recommend for appointment by the Board of Directors a firm of independent certified public accountants to act as auditors for the Company and to meet with the auditors to review the scope, preparation and results of the Company's audits, the Company's internal accounting and financial controls and to consider such other matters relating to the financial reporting process and safeguarding of the Company's assets as it may consider appropriate. During fiscal year 2001, the Audit Committee met twice and was composed of Messrs. Apthorp, Cole, Goode and Robertson. On June 13, 2001 Messrs. Cole and Robertson each resigned from the Audit Committee. As discussed more fully below in the Audit Committee Report, the Audit Committee is now comprised solely of Messrs. Apthorp and Goode, both of whom meet the applicable definition of independence.

     The Benefits Committee's functions are to review and make findings, reports and recommendations to the Board of Directors regarding matters relative to benefits plans, packages and/or programs for the Company's officers and employees. The Benefits Committee held three meetings during fiscal year 2001 and is composed of Messrs. Cole, Ratliff, and Robertson.

     The Nominating Committee's functions are to review and make recommendations to the Board of Directors regarding the composition of the Board of Directors of the Company. The Nominating Committee normally expects to be able to identify from its own resources the names of qualified nominees, but it will accept from shareholders recommendations of individuals to be considered as nominees. Any such recommendations in connection with the 2002 Annual Meeting of Shareholders should be submitted in writing to the Company, Attention: Corporate Secretary, no later than February 20, 2002. The Nominating Committee did not hold any meetings during fiscal year 2001 and is composed of Mr. Jenkins.


Directors Compensation

     Non-employee directors receive an $8,000 annual fee and 300 shares of Common stock of the Company for their service on the Board, plus $1,000 for each Board meeting attended and $500 for each telephonic meeting attended. Non-employee directors who serve on a board committee receive $500 per committee meeting attended, and the committee chairman receives an additional $250 per meeting. Officers of the Company do not receive any additional compensation for serving as members of the Board or any of its committees.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section  16(a) of the  Securities  and  Exchange  Act of 1934,  as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's registered equity securities to file with the Securities and Exchange Commission various forms reporting information regarding their beneficial ownership. To the best of the Company's knowledge, based on review of the copies of such forms furnished to the Company, and written representations that no other forms were required, Section 16(a) filing requirements were complied with during fiscal year 2001.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth, for the Company's last three fiscal years the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "named executive officers") who earned more than $100,000 in the current fiscal year in all capacities in which they serve.


                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------------

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------


                                                   ANNUAL                           AWARDS
                                                   ------                           ------
                                                COMPENSATION
                                                ------------


               NAME                                                               SECURITIES
                AND                                                               UNDERLYING            ALL OTHER
             PRINCIPAL                            SALARY       BONUS               OPTIONS/           COMPEN-SATION
             POSITION                  YEAR        ($)          ($)                SARs (#)              (1)($)
------------------------------------   ----       ------       -----              ----------          -------------
Leerie T. Jenkins, Jr. Chairman of     2001        296,000     140,000                   ---              7,400
the Board and CEO                      2000        250,000      50,000                 1,100              6,200
                                       1999        202,000      75,000                   ---              3,800


David K. Robertson, COO, Executive     2001        214,000      83,000                   ---              5,700
Vice President, Secretary,             2000        180,000      30,000                 1,000              4,600
Treasurer, and Director                1999        149,000      44,000                   ---              3,100


Kenneth R. Jacobson, CFO,              2001         173,000     20,000                   ---              3,100
Executive Vice President,  and
General Counsel


Darold F. Cole, Senior Vice            2001        124,000      29,000                   ---              7,600
President and Director                 2000        115,000       6,000                 1,000              6,300
                                       1999        107,000       7,000                   ---              4,700


J. Ronald Ratliff, Exec. Vice          2001        176,000      64,000                   ---              5,400
President and Director                 2000        157,000      23,000                 1,000              3,900
                                       1999        133,000      31,000                   ---              2,900
------------------------------------------------------------------------------------------------------------------------------------

(1) For 2001 includes: (a) the Company's matching contribution to the 401(k) Plan which is applicable to all Plan participants (Mr. Jenkins $5,000; Mr. Robertson $4,300; Mr. Jacobson $3,100; Mr. Cole $3,100; Mr. Ratliff $3,200) and (b) premiums paid for supplemental term life insurance policies in which the Beneficiary is named by the individual (Mr. Jenkins $2,400; Mr. Robertson $1,400; Mr. Cole $4,500; Mr. Ratliff $2,200).

Option Exercises and Fiscal Year-End Values

     There were no options exercised by the named executive officers during the last fiscal year. The following table sets forth information with respect to the unexercised options held by the named executive officers as of the end of fiscal year March 31, 2001.




                       AGGREGATED OPTIONS/SAR EXERCISES IN
                              LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTIONS/SAR VALUES




                                     NUMBER OF
                                    SECURITIES                     VALUE OF
                                    UNDERLYING                    UNEXERCISED
                                    UNEXERCISED                  IN-THE-MONEY
                                   OPTIONS/SARS                  OPTIONS/SARS
                                     AT FISCAL                     AT FISCAL
                                   YEAR END (#)                  YEAR END ($)
                                   EXERCISABLE/                  EXERCISABLE/
                NAME               UNEXERCISABLE               UNEXERCISABLE (1)
-------------------------------    -------------               -----------------

Leerie T. Jenkins, Jr.               4,900/  700                   $10,700/$   -
David K. Robertson                   1,900/1,900                     5,900/4,000
Kenneth R. Jacobson                    400/1,600                       -  /    -
Darold F. Cole                       1,600/1,700                     4,800/3,200
J. Ronald Ratliff                    1,700/1,800                     5,300/3,600



(1) Represents the excess of the fair market value of the Common Stock of $15.00 per share (the value determined in June of 2001 based on the financial statements for the year ended March 31, 2001) above the exercise price of the options.

Performance Graph

     The graph below is a comparison of the Company's cumulative shareholder returns on an indexed basis with the S&P 500 stock index and an industry peer group over the period from April 1, 1996 to March 31, 2001.

                          COMPARISON FROM APRIL 1, 1996
            TO MARCH 31, 2001 OF CUMULATIVE TOTAL SHAREHOLDER RETURN
                 AMONG THE COMPANY, S&P 500 INDEX AND PEER GROUP



                                [GRAPHIC OMITTED]



--------------------------------------------------------------------------------

             3/96       3/97         3/98          3/99         3/00       3/01
--------------------------------------------------------------------------------
RS&H          $100       $122         $127          $130         $130       $148
--------------------------------------------------------------------------------
S&P 500       $100       $117         $171          $199         $232       $180
--------------------------------------------------------------------------------
PEER          $100        $91         $126          $142         $116       $204
--------------------------------------------------------------------------------

* Assumes a reinvestment of dividends and a $100 initial investment on April 1, 1996 in the Company, S&P 500 Index, and the Peer Group.

* For the year ended March 31, 2001 the members of the peer group are Michael Baker Corp., Jacobs Engineering Group, Inc. and STV Group, Inc. The members of the peer group were selected based on their similarity in business to the Company.

* The Company's stock is not presently traded on any public stock exchange or other public market. In constructing the performance graph, the Company used the appraised value of the stock determined for purposes of setting the price at which the Company's stock will be sold to and traded within the Company's 401(k) plan. The appraised value of the stock was determined by an independent valuation firm based on the current year's financial statements. All purchases and trades within the Company's 401(k) plan after receipt of a new appraisal are made at the new appraisal value. The appraisal value does not necessarily represent the price at which a shareholder could sell shares of the Company's stock.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee is composed of three non-employee directors. The committee is responsible for setting and administering executive officer salaries and the annual bonus and long-term incentive plans that govern the compensation paid to all officers of the Company. The following report represents the actions of the committee regarding compensation paid to the executive officers during fiscal year 2001.

     The  Company's  compensation  programs  are  designed  to link  executives'
compensation to the performance of the Company and provide competitive compensation for executives. The compensation plan consists of annual incentive awards, long-term incentive awards, and equity-based incentives. Annual incentive awards are granted based on current year corporate financial performance and individual performance. Long-term incentive awards are based on the Company's long-term profitability and return on capital. Equity-based compensation is used to build shareholder value and motivate executive behavior over the long-term. These types of compensation aid in attracting and retaining the executive talent needed to ensure the continued success of the Company.

     The compensation plan for the executives of the Company is comprised of two elements: (1) an annual component, i.e. base salary and annual bonus, and (2) a long-term component, i.e. long-term incentives, stock options and grants. The policies regarding each of these elements, as well as the basis for determining the compensation of Mr. Jenkins, the Chairman of the Board of Directors and Chief Executive Officer, are described below.

     (1) Annual Component: Base Salary and Annual Bonus

     Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it to other executive officer positions in the local marketplace and similar positions in competitive architectural, engineering, planning and environmental services firms of similar size. These salaries are reviewed annually and are adjusted based on the Company's performance and the individual's contribution to that performance.

     The Management Annual Incentive Compensation Plan links compensation to the performance of the Company. A percentage of pre-tax profits is allocated to the bonus fund and the total of all participants' awards is generally limited to the fund amount. Bonuses are distributed in cash.

     (2) Long-Term Component: Long-term Incentive Plan, Stock Options and Shares

     To align executive officers' interests with those of the shareholders, the long-term component relates compensation to the value of the Company's common stock. The Long-term Incentive Plan links a compensation component to the Company's profitability over a three-year period funding an award pool with 50% of the Company's pre-tax earnings which are in excess of a threshold reasonable rate of return for its shareholders. Awards are distributed in cash (50%) and stock (50%).

     The Compensation Committee determines the number of shares subject to grant and option, including vesting, duration and other terms and conditions. Stock options are exercisable up to ten years from the grant date. Such stock options provide incentive for the creation of shareholder value over the long-term, since the full benefit of the compensation package cannot be realized unless appreciation in the price of Company's common stock occurs over a specified number of years.

     The  details  regarding   specific   provisions  of  annual  and  long-term
compensation components described above apply to certain senior managers of the Company including the named executive officers.

Chief Executive Officer Compensation

     During fiscal year 2001, the Company's most highly compensated officer was Leerie T. Jenkins, Jr., Chairman of the Board and CEO. Mr. Jenkins' performance was reviewed by the committee as it related to the annual and long-term component of his compensation.

     Both the annual and long-term components are based in part on the Company's financial performance, realizing business development goals and overall corporate growth for the fiscal years involved. Base pay for Mr. Jenkins increased approximately 18% during fiscal year 2001. Mr. Jenkins also received a $140,000 cash bonus.

     The committee has concluded that Mr. Jenkins' performance warrants the compensation for fiscal year 2001 as reflected in the Summary Compensation Table.

                                                     The Compensation Committee
                                                     --------------------------

                                                     R. Ray Goode, Chairman
                                                     David E. Thomas, Jr.
                                                     James W. Apthorp

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is composed of two independent directors and operates under a written charter adopted by the Board of Directors.

     Management is responsible for the Company's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. The Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 filed with the Securities and Exchange Commission.

     A copy of the written charter of the Audit Committee of the Company, which was adopted by the Board of Directors on July 11, 2000, is attached to this Proxy Statement as Appendix A.

                                                     The Audit Committee
                                                     -------------------

                                                     James W. Apthorp, Chairman
                                                     R. Ray Goode


                                  PROPOSAL II.
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2002, subject to ratification by the shareholders. Deloitte & Touche LLP has audited the Company's financial statements for many years. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions from shareholders. The affirmative vote of the holders of a majority of votes cast on this matter is required to ratify the selection of Deloitte & Touche LLP. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Deloitte & Touche LLP billed the Company $123,000 during fiscal year 2001. Of this amount, $75,000 was for audit and audit-related services. The balance was for tax and valuation services. No services were rendered for financial information systems design and implementation.

The Board recommends a vote FOR ratification of the selection of Deloitte & Touche LLP.


                                  PROPOSAL III.
                                 OTHER BUSINESS

     The Company does not know of any business to be presented at the meeting other than as set forth above. However, if any other business is properly brought before the meeting, it is intended that the holders of proxies solicited hereby will vote in accordance with their judgement on such matters.

Shareholder Proposals for Next Annual Meeting

     Any shareholder proposal intended to be included in the Company's proxy statement for the 2002 Annual Meeting of Shareholders should be sent to the
Company, Attention: Corporate Secretary, and must be received no later than February 20, 2002. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2002 Annual Meeting of Shareholders, management will be able to vote proxies solicited by the Board of Directors in its discretion if the Company: (1) receives notice of the proposal before the close of business on May 5, 2002, and advises shareholders in the 2002 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (2) does not receive notice of the proposal prior to the close of business on May 5, 2002.

Annual Report on Form 10-K

     On or about June 22, 2001, the Company's 2001 Annual Report on Form 10-K for the fiscal year ended March 31, 2001 was mailed to all shareholders of record at the close of business on June 22, 2001.

                    *****************************************

                                   APPENDIX A

             REYNOLDS, SMITH AND HILLS, INC. AUDIT COMMITTEE CHARTER


1.   Role and Independence: Organization

     The  Committee  assists  the Board in  fulfilling  its  responsibility  for oversight of the quality and integrity of the accounting, auditing, internal control, and financial reporting practices of the Company. It may also have such duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two (2) directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the NASDAQ. The Committee shall maintain free and open communication with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control, or financial reporting practices brought to its attention, with full access to all Company books, records, facilities, and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least two (2) times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

2.   Responsibilities

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

o Annually issuing a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

o Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

o Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole, with the Committee chair in person, or by telephone.)

o Discuss with the independent auditors all accounting pronouncements issued by the Financial Accounting Standards Board (including exposure drafts for future pronouncements) which will impact the Company when implemented.

o Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements and any material reports or inquiries from regulatory or governmental agencies.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly, the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                         REYNOLDS, SMITH AND HILLS, INC.

                               Common Stock Proxy

            This Proxy Solicited on Behalf of the Board of Directors

        Annual Meeting of Shareholders to be held Tuesday, July 24, 2001

The undersigned hereby appoints Leerie T. Jenkins, Jr. and David K. Robertson, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock of Reynolds, Smith and Hills, Inc. held of record by the undersigned on June 22, 2001 at the Annual Meeting of Shareholders and any adjournment thereof. The meeting will be held at the offices of the Company at 4651 Salisbury Rd., Suite 400, Jacksonville, Florida, 32256 on Tuesday, July 24, 2001 at 9:00 a.m., local time.

1. Election of seven Directors to serve until the 2002 Annual Meeting of Shareholders and until their successors are elected and qualified.

     ________ For all nominees listed below (except as marked to the contrary below).

     ________ Withhold authority to vote for all nominees listed below.

     Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

     L. Jenkins; D. Robertson; D. Cole; R. Ratliff; D. Thomas; R. Goode; J. Apthorp

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 2002.

     _____________For _____________Against _____________Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the director nominees named above and "FOR" Item 2.

Please sign below.  When shares are held by joint tenants, both should sign.

Signature______________________________________Date_______________

Signature______________________________________Date_______________

When signing as Attorney, Administrator, Guardian or Trustee please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership name, please sign by authorized person.